Exhibit 99.1

Bank of Florida Corp. to Present at the FBR Capital Markets 2008 Fall Investor Conference

NAPLES, Fla.--(BUSINESS WIRE)--December 1, 2008--Bank of Florida Corporation (Nasdaq:BOFL), a $1.5 billion-asset multi-bank holding company based in Naples, Florida, today announced that it will participate as a presenter at the FBR Capital Markets 2008 Fall Investor Conference to be held December 2-3, 2008 in New York City, New York. The conference will feature presentations from more than 180 public and a select group of private companies from the following sectors: Banks and Thrifts, Diversified Industrials, Energy & Natural Resources, Insurance, Investment Services, Real Estate, REITs and Specialty Finance.

Speaking for Bank of Florida Corporation will be the company’s President and Chief Executive Officer, Michael L. McMullan. A webcast of the presentation can be accessed live on December 3, 2008 from 2:20 – 3:00 PM, EDT at http://www.wsw.com/webcast/fbr22/bofl/. A replay of the webcast will be available for 90 days after the presentation. Bank of Florida Corporation, incorporated in September 1998, is one of the five largest publicly traded commercial banks based on asset size headquartered in Florida.

Bank of Florida Corporation

Bank of Florida Corporation. (Nasdaq:BOFL, Newspaper listing: “BcshFla”) is a $1.5 million-asset multi-bank holding Company headquartered in Naples, Florida. Bank of Florida Corporation is the parent company for Bank of Florida - Southwest in Collier and Lee Counties; Bank of Florida – Southeast in Broward, Miami-Dade and Palm Beach Counties; Bank of Florida – Tampa Bay in Hillsborough County; and Bank of Florida Trust Company. Investor information may be found on the Company’s web site, http://www.bankofflorida.com, by clicking on the "Investor Relations" tab. To receive an email alert of all Company press releases, SEC filings, and events, select the “Email Notification” section.

CONTACT:
Bank of Florida Corporation, Naples
Tracy L. Keegan, Executive VP & CFO, 239-254-2147
or
Nvestcom Investor Relations
Megan Malanga, 954-781-4393
megan.malanga@nvestcom.com